UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 8, 2019

Petrolia Energy Corporation

(Exact name of Registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Rd., Ste. 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 723-1266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2020, Petrolia Energy Corporation (“Petrolia” or the “Company”) and LazyDRanch Slick, LLC, an Oklahoma limited liability company (“LazyDRanch”), entered into a Settlement Agreement and Release (the “Settlement Agreement”) pursuant to which LazyDRanch agreed to release and dismiss certain judgments previously rendered in favor of LazyDRanch against the Company in Case No. CJ-2019-144 in the District Court in and for Creek County, Oklahoma (Sapulpa Division) (the “Lawsuit”) in exchange for the payment of certain amounts and performance of certain obligations by the Company in accordance with the terms of the Settlement Agreement. A summary of the terms of the Settlement Agreement, together with other background information regarding the Settlement Agreement and the Lawsuit, is set forth in Item 8.01 hereof and incorporated by reference into this Item 1.01 in its entirety.

The foregoing, together with the information and disclosures set forth in Item 8.01 hereof and incorporated by reference into this Item 1.01, is a brief description of the material terms of the Settlement Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 hereto. The Settlement Agreement was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by the Company.

Item 8.01 Other Events

The Company is the operator of certain wells located in the Slick Unit Dutcher Sand oil and gas unit in Creek County, Oklahoma (the “SUDS Unit”).

On May 8, 2019, the Company was sued in the District Court in and for Creek County, Oklahoma (Sapulpa Division) (the “District Court”) by LazyDRanch, which owns certain land consisting of approximately 160 acres located within the SUDS Unit (the “LazyDRanch Property”). In the Lawsuit, LazyDRanch alleged that the Company had allowed the release of deleterious substances from its wells onto, and failed to remove abandoned oil field equipment from, the LazyDRanch Property, and demanded that the Company plug certain wells, remove pipelines, flowlines, and other oilfield related equipment, and perform surface restoration and remediation of the LazyDRanch Property. LazyDRanch also sought damages in excess of $75,000 under several equitable and legal theories of recovery, plus statutory interest and an award of its attorneys’ fees and court costs. See Exhibit 10.2 hereto.

On July 22, 2019, the District Court entered a default judgment in favor of LazyDRanch and ordered the Company to begin conducting soil and groundwater sampling and testing on the LazyDRanch Property and removing and properly disposing of all deleterious substances that had been allowed to discharge from the Company’s abandoned wellbores onto the LazyDRanch Property within thirty days of the entry of judgment. The District Court also ordered the Company to perform certain remediation work at the LazyDRanch Property and remove all of its oilfield equipment (including properly plugging and abandoning all oil and gas wellbores owned or operated by the Company on the LazyDRanch Property) within thirty days after completing such removal and disposal. In addition, the District Court authorized LazyDRanch to commence abatement and remediation work in the event that the Company failed to comply with the District Court’s orders and provided that any costs and expenses reasonably incurred by LazyDRanch in so doing would be awarded as additional damages against the Company.

On January 21, 2020, LazyDRanch filed an application for a hearing on damages with the District Court, in which LazyDRanch alleged that the Company had failed to comply with the District Court’s judgment and demanded that the Company pay $1,988,372 for nuisance abatement, remediation, and restoration of the LazyDRanch Property in accordance with a bid estimate obtained by LazyDRanch.

On February 10, 2020, the District Court entered judgment against the Company for damages in the amount of $1,988,372 plus post-judgment interest at a rate of 6.75% and reserved a determination on the final amount of LazyDRanch’s damages, interest, attorney’s fees and costs. See Exhibit 10.3 hereto.

Pursuant to the Settlement Agreement (discussed in Item 1.01, above), the Company agreed to (i) make payments totaling $75,000 to LazyDRanch in three installments, with $30,000 payable upon settlement of the lawsuit, $30,000 payable within 45 days of the dismissal of the Lawsuit, and the last of which was payable within 180 days of dismissal of the Lawsuit; (ii) use its best efforts to remove the LazyDRanch Property from the SUDS Field by obtaining a final, non-appealable order from the Oklahoma Corporation Commission (“OCC”) as to such removal (or enter into a mutually acceptable Surface Non-Use Agreement with LazyDRanch in the event such removal application was denied); and (iii) engage in specified remediation work at the LazyDRanch Property (the “Remediation Work”) at a maximum cost to the Company of up to $200,000, excluding the cost of plugging the four wells located on the LazyDRanch Property. The Remediation Work included (a) plugging and abandoning the above-mentioned four wells at a rate of at least one (1) well per quarter; (b) testing/remediating/re-seeding soils; (c) landfarming any additional remediation related to well location; (d) removing all oilfield related surface equipment; (e) performing surface restoration and remediation at locations with hydrocarbon and brine soil impacts; and (f) flushing, pickling and capping all preexisting transportation flow lines, all of which was to be completed in accordance with OCC rules and regulations within 24 months from the date of execution of the Settlement Agreement. Pursuant to the Settlement Agreement, LazyDRanch agreed to release all judgments obtained in the Lawsuit and to dismiss the Lawsuit with prejudice within 5 business days from the execution thereof.

On August 21, 2020, LazyDRanch released its judgment and dismissed the Lawsuit with prejudice by filing a Release and Satisfaction of Judgment and Dismissal of Case with Prejudice in the District Court.

To date the Company has paid a total of $75,000 to LazyDRanch pursuant to the terms of the Settlement Agreement and further completed the following Remediation Work: removed power lines and transformers, steel posts, flowlines and oilfield surface equipment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Settlement Agreement and Release dated as of August 19, 2020 by and between LazyDRanch Slick, LLC, an Oklahoma limited liability company, and Petrolia Energy Corporation, a Texas corporation
10.2*	Petition in the District Court in and for Creek County. State of Oklahoma (Sapulpa Division). Case Number: CJ-2019-144
10.3*	Journal Entry of Judgement in the District Court in and for Creek County. State of Oklahoma (Sapulpa Division). Case Number: CJ-2019-144
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Mark M. Allen
Mark M. Allen Chief Executive Officer

Date: November 12, 2021